Exhibit 99.2

For Immediate Release

deerfield healthcare technology acquisitions corp.

announces stockholder Approval of Business Combination With

CareMax

New York, NY and Miami, FL – June 4, 2021 – Deerfield Healthcare Technology Acquisitions Corp. ("DFHT") (NASDAQ: DFHT; DFHTW; DFHTU), a special purpose acquisition company sponsored by an affiliate of Deerfield Management Company, L.P. (“Deerfield”) and Richard Barasch, a veteran healthcare public company executive and investor, announced today that DFHT stockholders have voted to approve all of the proposals related to the proposed business combination with CareMax Medical Group LLC (“CareMax”) and IMC Medical Group Holdings LLC (“IMC”), to create a technology-enabled care platform providing value-based care and chronic disease management to seniors. DFHT’s Board of Directors had previously approved the business combination and recommended that its stockholders vote in favor of it and all of the proposals relating to the business combination. There were no redemptions by DFHT stockholders in connection with the business combination.

In addition to approving the business combination, DFHT’s stockholders approved proposals to: (i) issue certain securities in connection with the business combination as required by Nasdaq listing rules; (ii) amend and restate the amended and restated certificate of incorporation of DFHT to, among other things, change DFHT’s name to CareMax, Inc., and increase the total number of authorized shares of all classes to 261,000,000; and (iii) approve the Company’s 2021 Long-Term Incentive Award Plan.

DFHT Chairman and incoming CareMax Executive Chairman Richard Barasch expressed, “I’ve spent much of my career working with primary care physicians to improve healthcare outcomes in a more cost efficient way. We believe the business combination with CareMax will allow this model to be expanded to more seniors across the country.”

Carlos de Solo, CareMax’s Chief Executive Officer, shared similar excitement for the future. “We have spent the past decade cultivating a replicable business model to bring medical care to the underserved while delivering strong results for our equityholders. We believe the business combination with DFHT will bring us the capital to ramp up our national expansion.”

The business combination is expected to close on or about Tuesday, June 8, 2021. Upon closing, CareMax and IMC will become wholly owned subsidiaries of DFHT, which will be renamed CareMax, Inc. (“CareMax”). The combined and renamed company expects that its Class A common stock and public warrants will commence trading on the Nasdaq Global Select Market under the new trading symbols “CMAX” and “CMAXW”, respectively, starting on or about Wednesday, June 9, 2021.

About Deerfield Healthcare Technology Healthcare Acquisitions Corp.

Deerfield Healthcare Technology Acquisitions Corp. is a blank check company whose business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Company’s sponsor is an affiliate of Deerfield Management Company, L.P., an investment firm focused exclusively on the healthcare industry, and Richard Barasch, a veteran healthcare public company executive and investor.

About CareMax

CareMax is a technology-enabled care platform providing value-based care and chronic disease management to seniors. Following the closing of the business combination with DFHT, the Company will operate 26 wholly owned medical centers that offer a comprehensive suite of healthcare and social services, and a proprietary software and services platform that provides data, analytics, and rules-based decision tools/workflows for physicians across the United States.

Forward-Looking Statements

This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the business combination allowing the expansion of the combined CareMax business model, the expectation that the combined company’s Class A common stock and public warrants will be listed on Nasdaq after closing, the anticipated closing date of the business combination and the date the Class A common stock and public warrants will commence trading. These statements are based on various assumptions and on the current expectations of DFHT, CareMax management and IMC management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of DFHT, CareMax and IMC. These forward-looking statements are subject to a number of risks and uncertainties, including the outcome of judicial and administrative proceedings to which CareMax or IMC may become a party or governmental investigations to which CareMax or IMC may become subject that could interrupt or limit CareMax’s or IMC’s operations, result in adverse judgments, settlements or fines and create negative publicity; changes in CareMax’s or IMC’s clients’ preferences, prospects and the competitive conditions prevailing in the healthcare sector; failure to realize the anticipated benefits of the business combination, including as a result of a delay in closing the business combination or a delay or difficulty in integrating the businesses of DFHT, CareMax and IMC; the amount of redemption requests made by DFHT’s stockholders; those factors discussed in DFHT’s proxy statement filed relating to the Business Combination, including those under “Risk Factors” therein, and other documents of DFHT filed with the SEC. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither DFHT, CareMax nor IMC presently know or that DFHT, CareMax and IMC currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect DFHT’s, CareMax’s and IMC’s expectations, plans or forecasts of future events and views as of the date of this press release. DFHT, CareMax and IMC anticipate that subsequent events and developments will cause DFHT’s, CareMax’s and IMC’s assessments to change. DFHT, CareMax and IMC specifically disclaim any obligation to update these forward-looking statements in the future. These forward-looking statements should not be relied upon as representing DFHT’s, CareMax’s and IMC’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

CONTACTS:

DFHT	CareMax, Inc.
Chris Wolfe	Ben Quirk
chris.wolfe@dfhealthcaretech.com	ben.quirk@caremax.com

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